Exhibit 99.1

NanoVibronix UroShield® Receives U.S. Food and Drug Administration Authorization for Entry into the U.S.

FDA Clears Path for Patient Access to UroShield Device for the duration of the Covid-19 pandemic; Significantly Expands Addressable Market during this time period

ELMSFORD, N.Y., September 22, 2020 (PR NEWSWIRE) — NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced that the U.S. Food and Drug Administration (“FDA”) has decided to exercise its Enforcement Discretion to allow distribution of the UroShield device in the United States. According to the FDA, “UroShield® device can use Intended Use Code (IUC) 081.006: Enforcement discretion per final guidance, and FDA product code QMK (extracorporeal acoustic wave generating accessory to urological indwelling catheter for use during the COVID-19 pandemic)”.

UroShield® is an ultrasound-based product that is designed to prevent bacterial colonization and biofilm on indwelling urinary catheters and increase antibiotic efficacy, ultimately reducing the incidence of catheter-associated urinary tract infections (“CAUTI”). UroShield® is also intended to decrease pain and discomfort associated with urinary catheter use.

Accordingly, the FDA’s Enforcement Discretion clears the way for import of UroShield to the U.S. during the Covid-19 pandemic, immensely expanding the company’s addressable market for the device during this time period. The device is designed to aid in the prevention of CAUTI incidence in patients requiring long-term indwelling catheterization.

“The FDA continues its critical work to protect public health, including expediting the review of medical devices that may be of beneficial use during the COVID-19 pandemic,” commented Brian Murphy, CEO of NanoVibronix. “After reviewing the body of scientific evidence that we presented, the agency took decisive action to clear the way for patient access to UroShield for the duration of the Covid-19 pandemic. The evidence presented to the FDA on UroShield demonstrated decreases in the risk of catheter-associated urinary tract infections and related complications in patients using UroShield who required long-term indwelling catheterization. Importantly, we are unaware of any other commercially available device that can prevent catheter-associated urinary tract infection incidence and achieve results comparable to UroShield.”

“Catheter-associated urinary tract infections are a greater risk for critically ill patients and according to the Centers for Disease Control and Prevention, urinary tract infections (UTI) are the most common type of healthcare-associated infection reported” continued Murphy. “Among UTIs acquired in the hospital, approximately 75% are associated with a urinary catheter, and between 15-25% of hospitalized patients receive urinary catheters during their hospital stay. Approximately 40% of all hospital acquired infections are attributable to CAUTI. Moreover, high rates of catheter-associated urinary tract infections are observed in high-risk nursing home and long-term care facility populations that have been greatly impacted by COVID-19 and frequently with patients who have one or more underlying conditions predisposing them to more severe illnesses. Reducing the risk of these infections may reduce catheter changes and prevent exposure to infectious diseases such as COVID-19 by minimizing healthcare personnel or caregiver interactions with patients.”

“Hospitals are continually seeking opportunities to improve patient care and quality performance metrics such as the number of catheter-associated urinary tract infections,” concluded Murphy. “We believe that the FDA’s enforcement discretion for UroShield enables hospitals to be better equipped to improve CAUTI metrics and provide patients with access to a device that can potentially prevent the incidence of infections that further complicate care, extend the duration of hospital stays or increase the risk of readmission at a critical time for our healthcare system. UroShield has been proven to be safe and cost-effective and has regulatory approval in a number of countries around the globe. Introduction to the U.S. market during the Covid-19 pandemic is a significant next step in reaching a critical mass of healthcare facilities and providers.”

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and include, among others, statements regarding the completion of the public offering, the satisfaction of customary closing conditions related to the public offering and the intended use of net proceeds from the public offering; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed, (ii) market acceptance of our existing and new products or lengthy product delays in key markets; (iii) negative or unreliable clinical trial results; (iv) inability to secure regulatory approvals for the sale of our products; (v) intense competition in the medical device industry from much larger, multinational companies,; (vi) product liability claims; (vii) product malfunctions; (viii) our limited manufacturing capabilities and reliance on subcontractor assistance; (ix) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (x) our ability to successfully obtain and maintain intellectual property protection covering our products; (xi) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xii) our reliance on single suppliers for certain product components, (xiii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiv) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Nanovibronix Inc

bmurphy@nanovibronix.com

(630) 338-5022

Or:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.